Exhibit 99.1

Janux Therapeutics Reports Fourth Quarter and Full Year 2023 Financial Results and Business Highlights

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Recently presented positive Phase 1 clinical trial data for PSMA-TRACTr JANX007 in mCRPC and for EGFR-TRACTr JANX008 in solid tumors
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Enrollment ongoing for JANX007 and JANX008
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Update on JANX007 data and doses selected for expansion cohorts is anticipated in 2H 2024
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$344.0 million in year-end cash, cash equivalents, and short-term investments
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In March, further strengthened balance sheet with approximately $320.2 million net proceeds from underwritten offering

SAN DIEGO, March 8, 2024 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the fourth quarter and full year ended December 31, 2023, and provided a business update.

“2023 was a critical year for Janux as we tested the potential power of our TRACTr platform in the clinic. We believe the data recently presented from both of our clinical programs displays the profound impact we can have on patients through our tumor-activated approach. We are excited to be helping cancer patients who need novel therapies and with our substantial cash runway we feel well-positioned to execute on our clinical plan,” said David Campbell, Ph.D., President and CEO of Janux.

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

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Presented positive updated interim Phase 1 clinical trial data for PSMA-TRACTr JANX007 in prostate cancer in February 2024. As of February 12, 2024:
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Increasing depth of PSA declines and RECIST responses at higher doses were observed, while a favorable safety profile was maintained.
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83% (5/6) of subjects achieved PSA50 declines with first step dose ≥ 0.2mg.
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56% (10/18) of subjects achieved PSA50 declines with first dose ≥ 0.1mg.
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No CRS > Grade 2 observed in heavily pre-treated late stage mCRPC population.
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Majority of non-CRS treatment-related adverse events (TRAEs) were Grade 1 or 2.
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Low incidence of Grade 3 TRAEs, and no Grade 4 or 5 events were observed.
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JANX007 has been administered at doses up to 3mg, significantly exceeding the anticipated maximum tolerable dose for the parental T cell engager, while the maximum tolerable dose for the TRACTr has not yet been established.

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Also presented positive interim Phase 1 clinical trial data for EGFR-TRACTr JANX008 in solid tumors. As of February 12, 2024:
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A subject with NSCLC achieved a RECIST PR maintained through 18-weeks with 100% target lung lesion reduction and elimination of liver metastasis with no CRS or TRAEs.
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No CRS greater than Grade 1 observed in any cohort.
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Majority of non-CRS TRAEs were Grade 1 or 2.
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No treatment related SAEs or DLTs have been observed.
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Net proceeds of approximately $320.2 million (after deducting underwriting discounts, commissions and other estimated offering expenses) raised in an underwritten offering of common stock and pre-funded warrants in March 2024.

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Janux plans to deploy these funds to expand development of clinical programs, advance additional preclinical programs and extend corporate runway.

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JANX007 continues to enroll in the first-in-human Phase 1 clinical trial in mCRPC (NCT05519449).

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JANX008 continues to enroll in the first-in-human Phase 1 clinical trial in advanced or metastatic solid tumors (NCT05783622).

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Co-founder Dr. Tommy DiRaimondo promoted to Chief Scientific Officer. Tommy was instrumental in successfully transitioning Janux’s PSMA-TRACTr and EGFR-TRACTr programs from research into clinical trials. Tommy continues to manage the internal and external research operations and plays an integral role in managing the IP, discovery, creation, optimization and expansion of Janux’s preclinical pipeline.

An update on JANX007 data and doses selected for expansion cohorts is anticipated in the second half of 2024.

FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS:

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Cash and cash equivalents and short-term investments: As of December 31, 2023, Janux reported cash and cash equivalents and short-term investments of $344.0 million compared to $327.0 million at December 31, 2022.

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Research and development expenses: Research and development expenses were $12.2 million for the quarter and $54.9 million for the year ended December 31, 2023, compared to $15.4 million and $53.4 million for the same quarter and year in 2022.

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General and administrative expenses: General and administrative expenses were $6.4 million for the quarter and $26.1 million for the year ended December 31, 2023, compared to $5.7 million and $22.3 million for the same quarter and year in 2022.

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Net loss: Net loss was $11.8 million for the quarter and $58.3 million for the year ended December 31, 2023, compared to $16.1 million and $63.1 million for the same quarter and year in 2022.

Janux’s TRACTr and TRACIr Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets PSMA and is being investigated in a Phase 1 clinical trial in adult subjects with metastatic castration-resistant prostate cancer (mCRPC). Janux’s second clinical candidate, JANX008, is a TRACTr that targets EGFR and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal cancer, squamous cell carcinoma of the head and neck, non-small cell lung cancer, and renal cell carcinoma. We are also generating a number of additional TRACTr and TRACIr programs for potential future development, some of which are at development candidate stage or later. We are currently assessing priorities in our preclinical pipeline.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing tumor-activated immunotherapies for cancer. Janux’s proprietary technology enabled the development of two distinct bispecific platforms: Tumor Activated T Cell Engagers (TRACTr) and Tumor Activated Immunomodulators (TRACIr). The

goal of both platforms is to provide cancer patients with safe and effective therapeutics that direct and guide their immune system to eradicate tumors while minimizing safety concerns. Janux is currently developing a broad pipeline of TRACTr and TRACIr therapeutics directed at several targets to treat solid tumors. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal, lung, head and neck, and renal cancers. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, the timing of and plans for regulatory filings, the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	December 31,
Assets	2023	2022
Current assets:
Cash and cash equivalents	$19,205	$51,426
Short-term investments	324,823	275,590
Prepaid expenses and other current assets	5,213	5,423
Total current assets	349,241	332,439
Restricted cash	816	816
Property and equipment, net	7,003	7,086
Operating lease right-of-use assets	20,838	22,279
Other long-term assets	2,509	1,390
Total assets	$380,407	$364,010

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,424	$2,159
Accrued expenses	7,387	8,179
Current portion of deferred revenue	1,705	5,406
Current portion of operating lease liabilities	1,517	763
Total current liabilities	13,033	16,507
Deferred revenue, net of current portion	—	2,221
Operating lease liabilities, net of current portion	23,025	24,542
Total liabilities	36,058	43,270
Total stockholders’ equity	344,349	320,740
Total liabilities and stockholders’ equity	$380,407	$364,010

Janux Therapeutics, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Collaboration revenue	$2,461	$2,845	$8,083	$8,612
Operating expenses:
Research and development	12,241	15,434	54,922	53,441
General and administrative	6,357	5,677	26,140	22,262
Total operating expenses	18,598	21,111	81,062	75,703
Loss from operations	(16,137)	(18,266)	(72,979)	(67,091)
Total other income	4,379	2,201	14,686	4,032
Net loss	$(11,758)	$(16,065)	$(58,293)	$(63,059)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net	1,840	742	2,200	(1,265)
Comprehensive loss	$(9,918)	$(15,323)	$(56,093)	$(64,324)
Net loss per common share, basic and diluted	$(0.25)	$(0.39)	$(1.32)	$(1.52)
Weighted-average shares of common stock outstanding, basic and diluted	46,683,613	41,584,195	44,016,283	41,469,631

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091